================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              CLEVELAND-CLIFFS INC
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                              Cleveland-Cliffs Inc
               1100 Superior Avenue - Cleveland, Ohio 44114-2589


                                                                  March 24, 1997

 To the Shareholders of
   CLEVELAND-CLIFFS INC

     The Annual Meeting of Shareholders of Cleveland-Cliffs Inc will be held at The Forum Conference Center, located in One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio 44114 on Tuesday, May 13, 1997 at 11:30 A.M. (Cleveland time).

     At the meeting, shareholders will act upon the election of Directors, a proposal to approve an amendment and restatement of the Cleveland-Cliffs Inc 1992 Incentive Equity Plan and a proposal to ratify the appointment of Ernst & Young LLP as independent public accountants. An explanation of each of these matters is contained in the attached Proxy Statement.

     The Board of Directors and management believe that the proposed actions are in the best interests of your Company. Whether or not you expect to be present at the Annual Meeting, we urge you to exercise your voting right by signing and dating the enclosed proxy card and returning it in the accompanying envelope to ensure that your shares will be represented. Please note that failure to vote surrenders voting power to those who exercise their voting right. If you attend, you will be entitled to vote in person.

     We look forward to meeting with you at the Annual Meeting.

                                        Sincerely,

                                        /s/ M. Thomas Moore

                                        M. THOMAS MOORE
                                        Chairman and Chief Executive Officer

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU INTEND TO BE PRESENT, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                              Cleveland-Cliffs Inc
               1100 Superior Avenue - Cleveland, Ohio 44114-2589

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                  March 24, 1997

Dear Shareholder:

     The Annual Meeting of Shareholders of Cleveland-Cliffs Inc, an Ohio corporation ("Company"), will be held at The Forum Conference Center, located in One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio 44114 on Tuesday, May 13, 1997 at 11:30 A.M. (Cleveland time) for the purpose of considering and acting upon:

          1. A proposal to elect 11 Directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected;

          2. A proposal to approve the Cleveland-Cliffs Inc 1992 Incentive Equity Plan (as Amended and Restated as of May 13, 1997);

          3. A proposal to ratify the appointment of Ernst & Young LLP as the firm of independent public accountants to examine the financial statements of the Company and its consolidated affiliates for the year 1997; and

          4. Such other matters as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

     Shareholders of record at the close of business on March 17, 1997, are entitled to notice of and to vote at such meeting and any adjournment or adjournments thereof.

                                            Very truly yours,

                                            /s/ John E. Lenhard

                                            John E. Lenhard
                                            Secretary and Assistant General
                                            Counsel

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU INTEND TO BE PRESENT, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                              Cleveland-Cliffs Inc
               1100 Superior Avenue - Cleveland, Ohio 44114-2589

                         ------------------------------

                                PROXY STATEMENT
                         ------------------------------

                                 MARCH 24, 1997

                  SOLICITATION, USE AND REVOCATION OF PROXIES

     The accompanying proxy is solicited by the Board of Directors of Cleveland-Cliffs Inc, an Ohio corporation ("Company"), for use at the Annual Meeting of Shareholders to be held on May 13, 1997, and any adjournment or adjournments thereof ("Meeting"). Any proxy may be revoked by a later proxy, by notice to the Company in writing or in open meeting, without affecting any vote previously taken.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     As of March 17, 1997, the record date for the determination of persons entitled to vote at the Meeting, there were 11,389,541 of the Company's Common Shares, par value $1.00 per share ("Common Shares"), outstanding. Each Common Share is entitled to one vote. This Proxy Statement and accompanying proxy card are being first mailed or otherwise distributed to shareholders on or about March 24, 1997.

                             ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

     It is intended that proxies received will be voted, unless contrary instructions are given, to elect the 11 nominees named in the following table to serve until the next Annual Meeting of Shareholders and until their successors shall be elected.

     Should any nominee decline or be unable to accept such nomination to serve as Director, an event which the Company does not currently anticipate, the persons named as proxies reserve the right, in their discretion, to vote for a lesser number or for substitute nominees designated by the Directors, to the extent consistent with the Company's Regulations.

                 INFORMATION CONCERNING DIRECTORS AND NOMINEES

     Based upon information received from the respective Directors and nominees as of March 10, 1997 (except as otherwise indicated), the following information is furnished with respect to each person nominated for election as a Director.

                     NAME, AGE AND PRINCIPAL OCCUPATION AND                      FIRST BECAME
                        EMPLOYMENT DURING PAST FIVE YEARS                          DIRECTOR
---------------------------------------------------------------------------------------------
RONALD C. CAMBRE, 58, Chairman of the Board of Newmont Mining Corporation and        1996
     Newmont Gold Company (international gold mining companies) since January,
     1995, President since June, 1994 and Chief Executive Officer since November,
     1993 of both companies; Mr. Cambre served as Vice Chairman of both companies from November, 1993 to December, 1994; from June, 1988 through September,
     1993 Mr. Cambre served as Vice President and Senior Technical Advisor to the
     Office of the Chairman of Freeport-McMoRan Inc., a natural resources company. Mr. Cambre is a Director of Newmont Mining Corporation and Newmont
     Gold Company.

ROBERT S. COLMAN, 55, Partner since February, 1991 of Colman, Furlong & Co., and     1991
     since 1996 the founder of Colman Partners, LLC, both private merchant banking firms. Mr. Colman is a Director of HealthCare COMPARE Corp. and Van
     Wagoner Funds, Inc.

JAMES D. IRELAND III, 47, Managing Director since January, 1993 of Capital One       1986
     Partners, Inc., a private merchant banking firm. Mr. Ireland is also
     President since before 1992 of Briseis Capital Corporation, a private merchant banking firm. Mr. Ireland is Chairman of the Board of Sun Coast
     Industries, Inc., a plastics producer.

G. FRANK JOKLIK, 68, President and Chief Executive Officer since November, 1995      1994
     of MK Gold Company, an international mining company; from March, 1980 through June, 1993 Mr. Joklik served as President and Chief Executive
     Officer of Kennecott Corporation, an international mining company. Mr.
     Joklik is a Director of First Security Corporation and MK Gold Company. Mr.
     Joklik is also Chairman of the Salt Lake City Organization Committee for the
     2002 Olympic Winter Games.

LESLIE L. KANUK, 67, Professor of Marketing since before 1992 at Baruch College,     1991
     City University of New York. Dr. Kanuk is a former Chairman of the Federal
     Maritime Commission and, since before 1992, a Director of the
     Containerization and Intermodal Institute; member of the Board of Visitors,
     Maine Maritime Academy; Board of Trustees, United Seamen's Service; and
     since 1994, Board of Advisors, Weissman Center for International Business.

FRANCIS R. MCALLISTER, 54, Executive Vice President-Copper Operations since May,     1996
     1993 of ASARCO Incorporated, an international nonferrous metals mining company; Mr. McAllister served as Executive Vice President and Chief
     Financial Officer from April, 1992 through April, 1993 and as Vice
     President-Finance & Administration and Chief Financial Officer from April,
     1986 through March, 1992 of ASARCO Incorporated. Mr. McAllister is a
     Director of ASARCO Incorporated, Grupo Mexico, S.A. de C.V. and Southern
     Peru Copper Corporation.

                     NAME, AGE AND PRINCIPAL OCCUPATION AND                      FIRST BECAME
                        EMPLOYMENT DURING PAST FIVE YEARS                          DIRECTOR
---------------------------------------------------------------------------------------------

M. THOMAS MOORE, 62, Chairman and Chief Executive Officer of the Company since       1986
     May 10, 1988 and President and Chief Executive Officer since January 1,
     1987. Mr. Moore is a Director of KeyCorp and The LTV Corporation. Mr. Moore
     is also a Director of the American Iron and Steel Institute, American Iron
     Ore Association, and National Mining Association.

JOHN C. MORLEY, 65, President since August, 1995 of Evergreen Ventures, Ltd., a      1995
     private investment firm. Retired, President and Chief Executive Officer and
     Director since before 1992 of Reliance Electric Company, a manufacturer of electrical, mechanical power transmission and telecommunications products and systems. Mr. Morley is a Director of AMP Incorporated, Ferro Corporation
     and Lamson & Sessions, Inc.

STEPHEN B. ORESMAN, 64, President since January, 1991 of Saltash, Ltd.,              1991
     management consultants. Mr. Oresman was with Booz-Allen & Hamilton, Inc., management consultants, for 19 years where he was Senior Vice President and
     Chairman of Booz-Allen & Hamilton International, and previously held manufacturing positions at Bausch & Lomb and Acme Steel. Mr. Oresman is a
     Director of Angram Inc., Gryphon Pharmaceuticals Inc., Technology Solutions
     Company and TriNet Corporate Realty Trust Inc.

ALAN SCHWARTZ, 56, Professor of Law at the Yale Law School and Professor at the      1991
     Yale School of Management since before 1992. Mr. Schwartz was a Professor of
     Law and Social Science at the California Institute of Technology since before 1987 through July, 1987.

ALTON W. WHITEHOUSE, 69, Retired. Former Chairman and Chief Executive Officer        1972
     since before 1992 of The Standard Oil Company (Ohio), an integrated petroleum company. Mr. Whitehouse is a Director of The Timken Company.

     In accordance with the Company's retirement policy, Mr. Jeptha H. Wade, currently a Director of the Company, is not standing for re-election. In addition, Mr. E. Bradley Jones, currently a Director of the Company, is not standing for re-election due to other business commitments.

     THE DIRECTORS RECOMMEND A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

                    BOARD OF DIRECTORS AND BOARD COMMITTEES

     The members of the Board of Directors have diversified professional experience in general management, mining, finance, law, education, and other fields. There is no family relationship among any of the nominees and executive officers of the Company. Ten of the eleven nominees have no present or former employment relationship with the Company. None of the nominees have any business relationship with the Company. All nominees are independent Directors except Mr. Moore. The average age of the nominees is 60, ranging from 47 to 69. The average service of the nominees is 7 years, ranging from less than one year to 24 years.

     The Company has a long-standing progressive governance process with formal governance guidelines. During 1996, eight regularly scheduled meetings of the Board of Directors were held and twenty-five meetings of all standing Board committees were held. Directors also discharge their responsibilities by review of Company reports to Directors, visits to Company facilities, correspondence with the Chairman, and telephone conferences with the Chairman, Directors, and others regarding matters of interest and concern to the Company. The members of the Board of Directors have Executive, Audit, Board Affairs, Compensation and Organization, Finance, Corporate Strategy, and Long Range Planning Committees. All committees regularly report their activities, actions, and recommendations to the Board. Six Directors attended 100 percent of the meetings of the Board of Directors and Board Committees of which they were a member; two Directors attended at least 87 percent of such meetings; two Directors attended at least 83 percent of such meetings; and Mr. Whitehouse attended 74 percent of such meetings. Absences were generally due to temporary scheduling conflicts or illness.

     The Executive Committee consists of Messrs. Moore (chairman), Colman, Ireland, Morley, Oresman, Wade and Whitehouse. This Committee normally meets only when action is required before a regular Board meeting. It is empowered to act for the full Board of Directors on all matters, except it has no authority to fill vacancies among Directors or in any Committee of Directors, change officers of the Company, or declare dividends. Its members presently include the chairmen of the other standing committees. The Committee held one meeting during 1996.

     The Audit Committee, consisting of Messrs. Oresman (chairman), Colman, McAllister and Schwartz, reviews with the Company's management, the internal auditors and the independent public accountants, the Company's policies and procedures with respect to internal control; reviews significant accounting matters; approves the audited financial statements prior to public distribution; approves any significant changes in the Company's accounting principles or financial reporting practices; reviews independent public accounting services; and recommends to the Board of Directors the firm of independent public accountants to examine the Company's financial statements. The Committee held two meetings during 1996.

     The Board Affairs Committee, consisting of Messrs. Wade (chairman), Ireland, Jones and Whitehouse, administers the Company's compensation plans for Directors; monitors the Board governance process and provides counsel to the Board Chairman and Chief Executive Officer on Board governance and other matters; recommends changes in membership and responsibility of Board committees; and acts as the Board's Nominating Committee and Proxy Committee in the election of Directors. Shareholders wishing to nominate director candidates for consideration by the Committee can do so by writing to the Secretary of the Company, giving the candidate's name, appropriate biographical data and qualifications. The Committee held three meetings during 1996.

     The Compensation and Organization Committee, consisting of Messrs. Morley (chairman), Cambre, Ireland, Joklik and Wade, recommends to the Board of Directors the officers and compensation of officers; administers the Company's compensation plans for officers; reviews organization and management development; evaluates the performance of the Chief Executive Officer; and obtains the advice of outside experts with regard to compensation matters. The Committee held six meetings during 1996.

     The Finance Committee, consisting of Mr. Whitehouse (chairman), Dr. Kanuk, and Messrs. McAllister, Morley and Schwartz, reviews the Company's financial condition, financial policies, investment plans and benefit funds management. The Committee recommends dividend and other actions to the Board of Directors. The Committee held three meetings during 1996.

     The Corporate Strategy Committee, consisting of Messrs. Ireland (chairman), Morley and Whitehouse, reviews corporate strategy and related issues and provides counsel to the Chief Executive Officer and the Board of Directors on such matters. The Committee held five meetings during 1996.

     The Long Range Planning Committee, consisting of the full Board of Directors with Mr. Moore serving as chairman, facilitates informed decisions by the Board through review of business plans and special topics of interest. The Committee held four meetings during 1996.

     The Public Affairs Committee, which was discontinued in May, 1996, held one meeting during 1996.

                            DIRECTORS' COMPENSATION

     Directors who are not employees of the Company receive an annual retainer of $20,000 and a fee of $1,000 for each Board of Directors meeting and a fee of $750 for each Board committee meeting attended. The committee chairmen, except Mr. Moore, each receive an annual retainer of $2,500.

     During 1996, the Board of Directors of the Company adopted a Nonemployee Directors' Compensation Plan, which was approved by the Company's shareholders on May 14, 1996, providing for the award of 1,000 Restricted Shares to nonemployee Directors first elected to the Board after June 30, 1995. The Plan also provides that all Directors must take 50% of their retainer in Common Shares and may elect to take up to 100% of the retainer and other fees in Common Shares. In addition, the Plan gives nonemployee Directors the opportunity to defer all or a portion of their annual retainer and other fees, whether payable in cash or common shares.

     The Company's 1992 Incentive Equity Plan, which was approved by the Company's shareholders on April 14, 1992, provides that each nonemployee Director receives an option to purchase 500 Common Shares of the Company when such person first becomes a nonemployee Director, and receives an additional option to purchase 500 Common Shares immediately after each annual meeting thereafter for so long as such person continues to be a nonemployee Director. In accordance with the Nonemployee Directors' Compensation Plan adopted in 1996, no new options will be issued after July 1, 1996.

     During 1981, the Company established a Plan for Deferred Payment of Directors' Fees pursuant to which any Director may elect to defer payment of all or a portion of compensation earned as a Director. At the election of the Director, compensation deferred is payable in a lump sum or installments over a period of not more than ten years, and the payment may commence in the calendar year following either the year in which the Director ceases to serve as a Director or the year in which the Director attains his or her sixty-fifth birthday. The Plan for Deferred Payment of Directors' Fees was replaced by the new Nonemployee Directors' Compensation Plan. Only one retiree Director remains covered by the former plan.

     In order to attract and retain qualified Directors, the Company has had a Retirement Plan for Non-Employee Directors since 1984, which Plan was amended and restated effective as of July 1, 1995 to provide for a joint and survivorship benefit. The Plan also provides that upon completing five years of service, a non-employee Director elected before July 1, 1995 receives during his or her lifetime after retirement an amount equal to the annual retainer then paid to nonemployee Directors. In 1995, a Nonemployee Directors' Supplemental Compensation Plan was established for Directors first elected after June 30, 1995. Under such Supplemental Compensation Plan, a nonemployee Director with at least five years of service receives after retirement a quarterly amount equal to fifty percent of the stated quarterly retainer in effect at the time of retirement for the period equal to the Director's service. Under either Plan, in the event of a "change of control" causing the Director's retirement, he or she receives the retirement payment prorated for any service less than five years.

     The Company has entered into trust agreements with Key Trust Company of Ohio, N.A. relating to the Nonemployee Directors' Compensation Plan, the Nonemployee Directors' Supplemental Compensation Plan, the Retirement Plan for Non-Employee Directors and the Plan for Deferred Payment of Directors' Fees in order to establish arrangements for the funding and payment of the Company's obligations to beneficiaries under such Plans.

          SECURITIES OWNERSHIP OF MANAGEMENT AND CERTAIN OTHER PERSONS

     The following table sets forth the amount and percent of Common Shares which, as of March 10, 1997 (except as otherwise indicated), are deemed under the rules of the Securities and Exchange Commission ("SEC") to be "beneficially owned" by each Director excluding the Chief Executive Officer, by each nominee for Director, by the Company's five most highly compensated executive officers, by such persons and the other executive officers as a group, and by any person or "group" (as that term is used in the Securities Exchange Act of 1934) known to the Company as of that date to be a "beneficial owner" of more than 5% of the outstanding Common Shares.

                                              AMOUNT AND NATURE OF "BENEFICIAL OWNERSHIP"(1)
   DIRECTORS AND NOMINEES       ---------------------------------------------------------------------------
  (EXCLUDING DIRECTOR AND                         INVESTMENT POWER          VOTING POWER
CHIEF EXECUTIVE OFFICER M.T.     BENEFICIAL      -------------------     -------------------     PERCENT OF
           MOORE)               OWNERSHIP(2)      SOLE       SHARED       SOLE       SHARED       CLASS(3)
----------------------------    ------------     -------     -------     -------     -------     ----------
Ronald C. Cambre............         1,755         1,755         -0-       1,755         -0-          --
Robert S. Colman............         2,782         2,782         -0-       2,782         -0-          --
James D. Ireland III........       271,966         5,324     266,642(4)    5,324     266,642(4)     2.39%
G. Frank Joklik.............         2,127         2,127         -0-       2,127         -0-          --
E. Bradley Jones............         3,127         3,127         -0-       3,127         -0-          --
Leslie L. Kanuk.............         2,782         2,782         -0-       2,782         -0-          --
Francis R. McAllister.......         1,979         1,979         -0-       1,979         -0-          --
John C. Morley..............         4,265         4,265         -0-       4,265         -0-          --
Stephen B. Oresman..........         2,782         2,782         -0-       2,782         -0-          --
Alan Schwartz...............         1,282         1,282         -0-       1,282         -0-          --
Jeptha H. Wade..............         7,627         7,627         -0-       7,627         -0-          --
Alton W. Whitehouse.........         3,027         3,027         -0-       3,027         -0-          --

  NAMED EXECUTIVE OFFICERS
----------------------------
M. Thomas Moore.............        41,973        41,973         -0-      41,973         -0-          --
John S. Brinzo..............        31,225        31,225         -0-      31,225         -0-          --
William R. Calfee...........        21,307        21,307         -0-      21,307         -0-          --
Thomas J. O'Neil............        10,720        10,720         -0-      10,720         -0-          --
A. Stanley West.............        14,891        14,891         -0-      14,891         -0-          --
All Directors and Executive
  Officers as a Group
  (18 Persons)..............       427,617       160,975     266,642     160,975     266,642        3.76%

                                                      AMOUNT AND NATURE OF "BENEFICIAL OWNERSHIP"(1)
                                        ---------------------------------------------------------------------------
                                                          INVESTMENT POWER          VOTING POWER
                                         BENEFICIAL      -------------------     -------------------     PERCENT OF
           OTHER PERSONS                OWNERSHIP(2)      SOLE       SHARED       SOLE       SHARED       CLASS(3)
------------------------------------    ------------     -------     -------     -------     -------     ----------
Glickenhaus & Co. (5)
  6 East 43rd Street
  New York, NY 10017................       810,900       810,900         -0-     486,700         -0-        7.13%

Merrill Lynch & Co., Inc. (6)
  World Financial Center, North
  Tower
  250 Vesey Street
  New York, NY 10281................       801,379           -0-     801,379         -0-     801,379        7.05%

Neuberger & Berman, LLC (7)
  605 Third Avenue
  New York, NY 10158................       771,400           -0-     771,400     377,200     305,000        6.78%

The State Teachers Retirement
  Board of Ohio (8)
  275 East Broad Street
  Columbus, OH 43215................       585,000       585,000         -0-     585,000         -0-        5.14%

---------------

(1) Under the rules of the SEC, "beneficial ownership" includes having or sharing with others the power to vote or direct the investment of securities. Accordingly, a person having or sharing the power to vote or direct the investment of securities is deemed to "beneficially own" the securities even if he or she has no right to receive any part of the dividends on or the proceeds from the sale of the securities. Also, because "beneficial ownership" extends to persons, such as co-trustees under a trust, who share power to vote or control the disposition of the securities, the very same securities may be deemed "beneficially owned" by two or more persons shown in the table. Information with respect to "beneficial ownership" shown in the table above is based upon information supplied by the Directors, nominees and executive officers of the Company and filings made with the SEC or furnished to the Company by any shareholder.

(2) Included in the shares shown are Common Shares subject to options granted by the Company which entitle the holder to acquire said shares within 60 days from March 10, 1997. Each of the Directors, except for Mr. Moore, has such options as follows: Mr. Cambre, 500; Mr. Colman, 2,500; Mr. Ireland, 2,500; Mr. Joklik, 2,000; Mr. Jones, 2,500; Dr. Kanuk, 2,500; Mr. McAllister, 500; Mr. Morley, 1,000; Mr. Oresman, 2,500; Mr. Schwartz, 1,000; Mr. Wade, 2,500 and Mr. Whitehouse, 2,500; each of the executive officers named in the table has such options as follows: Mr. Moore, 10,000; Mr. Brinzo, 7,000; Mr. Calfee, 4,375; Mr. O'Neil, -0-; and Mr. West, 2,000; and the Directors and executive officers as a group have 45,875 options. Performance shares earned for 1996 by Messrs. Moore, 10,336, Brinzo, 4,352, Calfee, 4,352, O'Neil, 2,720 and West, 2,720, the value of which is shown in the LTIP Payouts column of the "Summary Compensation Table" on page 8, are deliverable subject to fulfillment of withholding tax requirements and are also included in the shares shown in the table.

(3) Less than 1%, except as otherwise indicated.

(4) Of the 271,966 shares deemed under the rules of the SEC to be beneficially owned by Mr. Ireland, he is a beneficial holder of 5,324 shares. The remaining 266,642 shares are held in trusts, substantially for the benefit of a charitable foundation, as to which Mr. Ireland is a co-trustee with shared voting and investment powers. Of such shares in trusts, Mr. Ireland has an interest in the income or corpus with respect to 18,474 shares.

(5) Except for Percent of Class, the information shown above was taken from the
    Schedule 13G, dated February 15, 1997, as filed by Glickenhaus & Co. with the SEC.

(6) Except for Percent of Class, the information shown above was taken from the Amendment No. 4 to Schedule 13G dated February 14, 1997, as filed by Merrill Lynch & Co., Inc., Merrill Lynch Group, Inc., Princeton Services, Inc., Merrill Lynch Asset Management, L.P. and Merrill Lynch Capital Fund, Inc. with the SEC.

(7) Except for Percent of Class, the information shown above was taken from the Amendment No. 4 to Schedule 13G, dated February 10, 1997, as filed by Neuberger & Berman, LLC with the SEC.

(8) Except for Percent of Class, the information shown above was taken from the
    Schedule 13G, dated February 5, 1997, as filed by The State Teachers Retirement Board of Ohio with the SEC.

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation earned by the Company's five most highly compensated executive officers ("named executive officers"), with respect to the year shown for services rendered to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG TERM
                                                                                              COMPENSATION
                                                                                ----------------------------------------
                                                                                                 AWARDS
                                             ANNUAL COMPENSATION                ----------------------------------------
                                  -----------------------------------------     RESTRICTED     SECURITIES
                                                             OTHER ANNUAL         STOCK        UNDERLYING        LTIP
      NAME AND                     SALARY       BONUS       COMPENSATION(1)     AWARDS(2)       OPTIONS       PAYOUTS(3)
 PRINCIPAL POSITION      YEAR       ($)          ($)              ($)              ($)            (#)            ($)
---------------------    ----     --------     --------     ---------------     ----------     ----------     ----------
M. Thomas Moore          1996     $540,000     $375,000         $    --          $    -0-            -0-       $434,112
Chairman and Chief       1995      440,000      310,000              --               -0-            -0-            -0-
Executive Officer        1994      431,250      222,000              --               -0-            -0-            -0-

John S. Brinzo           1996      237,500      145,000              --               -0-            -0-        182,784
Executive Vice           1995      225,000      131,500              --               -0-            -0-            -0-
President-Finance        1994      217,500      105,000              --               -0-            -0-            -0-

William R. Calfee        1996      250,000      145,000              --               -0-            -0-        182,784
Executive Vice           1995      250,000      131,500              --               -0-            -0-            -0-
President-Commercial     1994      250,000       95,000              --               -0-            -0-            -0-

Thomas J. O'Neil         1996      200,000      130,000              --               -0-            -0-        114,240
Executive Vice           1995      185,000       95,000              --               -0-            -0-            -0-
President-Operations     1994      158,750       45,000              --           227,250(5)         -0-            -0-

A. Stanley West          1996      175,000       87,500              --               -0-            -0-        114,240
Senior Vice              1995      175,000       85,000              --               -0-            -0-            -0-
President-Sales          1994      154,000       55,000              --               -0-            -0-            -0-


                          ALL OTHER
      NAME AND         COMPENSATION(4)
 PRINCIPAL POSITION          ($)
---------------------  ---------------
M. Thomas Moore            $22,122
Chairman and Chief          18,040
Executive Officer           17,666

John S. Brinzo               9,738
Executive Vice               9,221
President-Finance            8,897

William R. Calfee           10,250
Executive Vice              10,245
President-Commercial        10,245

Thomas J. O'Neil             8,200
Executive Vice               7,585
President-Operations         6,509

A. Stanley West              7,174
Senior Vice                  7,167
President-Sales              6,314

---------------

(1) The executive officers are reimbursed for business club membership expenses and other business perquisites, in amounts that are less than the reporting thresholds established by the Securities and Exchange Commission.

(2) The aggregate number of shares of Restricted Stock held by Messrs. Moore, Brinzo, Calfee, O'Neil and West, as of December 31, 1996 was 470, 330, 205, 6,000 and 94, respectively. The aggregate value of such shares as of December 31, 1996 was $21,326, $14,974, $9,302, $272,250 and $4,265,
    respectively. Dividends are payable on the shares of Restricted Stock reported in this column at the same rate as dividends on the Company's other Common Shares.

(3) This payout was determined in early 1997 for the 1994-1996 performance period under the Company's performance share program. The Company's closing stock price on March 10, 1997 of $42.00 per share was used to determine the value of the payout, which payout is to be made in shares of Common Stock.

(4) Amounts indicated for 1996 include cash contributed by the Company under the Cliffs Salaried Employees Supplemental Retirement Savings Plan as follows:
    $6,650, $6,175, $6,250, $5,950 and $5,800 on behalf of Messrs. Moore,
    Brinzo, Calfee, O'Neil and West, respectively; and cash contributed by the Company under the Voluntary Non-Qualified Deferred Compensation Plan as follows: $15,472, $3,563, $4,000, $2,250 and $1,374 on behalf of Messrs.
    Moore, Brinzo, Calfee, O'Neil and West, respectively.

(5) On November 7, 1994, the Company awarded 6,000 Shares of Restricted Stock to Mr. O'Neil. One-fifth of such Restricted Stock will vest on each of the fifth, sixth, seventh, eighth and ninth anniversaries of the date of the award.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information about stock options exercised during the last fiscal year by the named executive officers, and the number of Common Shares covered by unexercised options and the aggregate value of options held at the end of such fiscal year.

                                 SHARES                       NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                ACQUIRED                     UNDERLYING UNEXERCISED            "IN-THE-MONEY" OPTIONS
                                   ON          VALUE          OPTIONS AT FY-END (#)                 AT FY-END ($)
                                EXERCISE      REALIZED    -----------------------------     -----------------------------
           NAME                   (#)           ($)       EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
---------------------------    ----------     -------     -----------     -------------     -----------     -------------
M. Thomas Moore                     -0-       $   -0-        10,000             -0-          $ 252,575            -0-
John S. Brinzo                      -0-           -0-         7,000             -0-            176,803            -0-
William R. Calfee                   -0-           -0-         4,375             -0-            110,502            -0-
Thomas J. O'Neil                    -0-           -0-           -0-             -0-                -0-            -0-
A. Stanley West                     -0-           -0-         2,000             -0-             50,515            -0-

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     The following table below sets forth information relating to the long-term incentive awards that were made under the 1992 Incentive Equity Plan during the last fiscal year for the named executive officers.

                                                                              ESTIMATED FUTURE PAYOUTS
                                                                            UNDER NON-STOCK PRICE-BASED
                                 NUMBER OF           PERFORMANCE                      PLANS(1)
                               SHARES, UNITS           OR OTHER                  (NUMBER OF SHARES)
                                 OR OTHER            PERIOD UNTIL         --------------------------------
           NAME                   RIGHTS         MATURATION OR PAYOUT     THRESHOLD     TARGET     MAXIMUM
---------------------------    -------------     --------------------     ---------     ------     -------
M. Thomas Moore                    17,000            1/1/96-12/31/98         4,250      17,000     29,750
John S. Brinzo                      6,000            1/1/96-12/31/98         1,500       6,000     10,500
William R. Calfee                   6,000            1/1/96-12/31/98         1,500       6,000     10,500
Thomas J. O'Neil                    6,000            1/1/96-12/31/98         1,500       6,000     10,500
A. Stanley West                     3,500            1/1/96-12/31/98           875       3,500      6,125

---------------

(1) Estimated payout if certain performance levels are achieved. No payout occurs unless threshold performance is achieved.

     The above table presents information about performance shares granted during the year pursuant to the 1992 Incentive Equity Plan. Each performance share, if earned, entitles the holder to receive Common Shares in accordance with the above table, depending on the degree of achievement of specified Company objectives. The objectives, weighted equally at the target level, are relative total shareholder return (share price plus reinvested dividends) and value added (earnings performance in excess of the cost of capital employed) over a three-year performance period. Relative total shareholder return is determined against a predetermined group of mining and metal companies. Actual value added performance is determined based on the Company's capital employed, earnings and cost of capital. The performance shares granted represent the number of Common Shares that would be earned if the average target level of the objectives is achieved by the Company; maximum payout is 175% of the performance shares granted and represents the number of Common Shares that would be earned if a superior level of the objectives is achieved by the Company; and threshold payout is 25% of the performance shares granted and represents the number of Common Shares that would be earned if a minimum level of the objectives is achieved by the Company. Attainment of objectives is measured on a combined basis. If achievement of one objective is below threshold, achievement of the other objective must be at least at threshold for any payout to occur. The number of Common Shares earned would be reduced to the extent necessary to prevent the value of the Common Shares paid to any participant from exceeding twice the market value of the Common Shares covered by the participant's grant on the date it was granted. The first payout under the performance share program, for the 1994-1996 performance period, was made in March, 1997 and is included in the LTIP Payouts column of the "Summary Compensation Table". The Compensation and Organization Committee has the discretion to make distributions in cash in lieu of stock.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES

     The Company's continuing objective is to provide superior sustainable value to its shareholders and other stakeholders. The Company's compensation structure is designed to serve this objective by providing sufficient total compensation to attract and retain high-performing employees. The compensation structure places a portion of compensation at risk with the performance of the Company, the organizational unit, and the individual. The risk portion increases with responsibility level of the employee.

     Executive compensation consists of salary, annual incentive opportunity, long-term incentive opportunity, general employee benefits, and certain minor executive benefits. In determining executive compensation structure, the Committee considers current Company objectives, industry survey data and recommendations of consultants and the Chief Executive Officer. In 1994 a consultant assisted the Committee in designing the performance share program for designated key management employees under the 1992 Incentive Equity Plan. In 1995, a consultant provided advice regarding competitive compensation of officers. A broad group of industrial companies of comparable operations scope is used for competitive surveys.

     The Company has selected the S&P Iron and Steel Group Index and the S&P Metals Mining Group Index for the comparative stock price performance graphs on page 15 because no meaningful iron ore peer group index is available. The survey group for executive compensation comparison is larger than the relevant industry groups for stock price performance comparison.

     Under the regulations implementing federal income tax legislation enacted in 1993 which limits the deductibility of certain executive compensation in excess of $1 million, the Company has not had such non-deductible payments and does not expect such payments for 1997. If non-deductible payments would become likely in a future year, the Committee would determine appropriate action in light of the Company's circumstances at that time. Deferral of any nondeductible compensation until retirement is a potential action in such event.

SALARIES

     The Company strives to maintain salary range midpoints at the 50th percentile of industry survey data. Actual salaries reflect responsibility, performance, and experience. Salary increases are awarded periodically based on individual performance, when allowed by economic conditions.

     Executive officers received no salary increases in 1992 except for certain promotional increases. On January 1, 1993, executive officers received merit increases totaling approximately 5 percent and their annual incentive targets were reduced by approximately offsetting dollar amounts. In 1994, salary and annual incentive structures were updated for all salaried employees, including executive officers, based on industry survey data. As a result, executive officers received a total salary increase of 4 percent on July 1, 1994 and their total annual incentive target was reduced by 12.6 percent. Executive officers received no further salary increases during the subsequent 18 months through December 31, 1995, except for certain promotions. On January 1, 1996, executive officers, excluding the Chief Executive Officer, received a total salary increase of 1.2 percent to bring their total salaries to 103.1 percent of their salary range midpoint, which is appropriate in view of their average 30 years of experience in the mining and steel industries. No other increases were awarded to these officers in 1996.

ANNUAL INCENTIVE OPPORTUNITY

     The Company maintains a Management Performance Incentive Plan ("MPI Plan") which provides an incentive opportunity for management employees of Cleveland-Cliffs Inc and certain subsidiaries to earn an annual cash bonus. The MPI Plan was established in 1993 as a successor plan to the previous Incentive Bonus and Management Bonus Plans. The MPI Plan essentially adopted the principles of the previous plans but consolidated the eligible employee groups. In 1994, a separate incentive plan was installed for salaried personnel at operating units and related service units in order to align incentives and responsibilities.

     Under the MPI Plan, each participant has a designated target bonus reflecting the participant's responsibility level. As a result of the salary and incentive restructuring actions in 1994 as mentioned above, the target for executive officers after 1993 ranged from 32 to 55 percent of the officer's salary range midpoint versus the previous range of 30 to 70 percent, depending on responsibility level. After 1993, awards can range from zero to 200 percent of the target amount for a participant. Previously, the range was zero to 150 percent.

     Objectives for the Company and executive officers are reviewed by the Board of Directors at the beginning of each year, and related performance reports are reviewed at regular Board meetings throughout the year. At the end of each year, the Committee reviews Company, unit, and individual performance for the year in relation to past results, the current year objectives, and the competitive and economic environment. The Committee also considers the recommendations of the Chief Executive Officer in regard to all participants except himself. The Committee then determines the total bonus pool for the participants and the award to each elected officer and gives the Chief Executive Officer authority to determine final awards to non-officer participants within the total pool allowance.

     A composite judgment is made by the Committee in determining awards under the MPI Plan. The Company's earnings are a key determinant, but other accomplishments or disappointments with implications for future Company performance may also receive substantial consideration in any year. MPI Plan awards reflect the Committee's judgment of individual and unit performance in such areas as sales, new business development, operations, technology, product and process quality, safety and environmental management, expenditure control, human resource programs, financial management, legal activities and public affairs. The continuing benefit to the Company of the cumulative performance and experience of the participant may also be considered. All such matters are evaluated collectively without assignment of weights.

     Bonuses for the named executive officers, excluding the Chief Executive Officer, totaled $507,500 for 1996 (141 percent of total target bonus) versus $443,000 for 1995 (141 percent of total target bonus) and $300,000 for 1994 (105 percent of total target bonus). In determining the 1996 bonuses for these officers, the factors described above were considered, including the Company's second consecutive record earnings before unusual items, the Company's performance on numerous business objectives and each officer's performance in regard to his responsibilities and objectives.

LONG-TERM INCENTIVE OPPORTUNITY

     Unlike many companies that have multiple long-term incentive plans, the Company has one regular long-term incentive opportunity for key management.

     The 1992 Incentive Equity Plan, as approved by the shareholders, is intended to align the interests of key management and the shareholders. Under the Plan, a long-term performance share program ("Performance Share Program") was installed in 1994 to further align the interests of designated executives and the shareholders in increasing return on invested capital and long-term shareholder value. The Performance Share Program provides the participants the opportunity to receive shares of Company stock or, at the Committee's discretion, equivalent cash value, based on Company performance against specific financial objectives.

     Starting in 1994, grants of performance shares are made annually to certain key employees based on responsibility level. Performance for the 1994 grants was determined for the period, 1994-1996, as described below. Performance for the 1995 and 1996 grants will be determined in early 1998 and 1999 for the three-year periods, 1995-1997 and 1996-1998, respectively. For the latter periods, the percentage of performance share earned can range from zero to 175 percent. For 1996, 1995 and 1994, the named executive officers, excluding the Chief Executive Officer, were granted 21,500, 14,300 and 13,000 performance shares, respectively. For a detailed description of the 1996 grants, objectives and estimated future payout opportunities, see "Long-Term Incentive
Plans -- Awards in Last Fiscal Year" on page 9.

     The Committee confirmed that for the three-year performance period ending December 31, 1996, the Company achieved an average performance of 108.8 percent in respect to the Company's objectives for value added and total shareholder return. As a result, the Committee approved a payout of 45,293 shares, the value of which for the named executive officers is shown in the LTIP Payouts column of the "Summary Compensation Table" on page 8. The Company's actual value added was slightly above the established target under the Performance Share Program. The Company's average total shareholder return ranked in the 62nd percentile of its peer group of 35 mining and metal companies, versus the established Company target of the 55th percentile. Each performance measure at target level is weighted 50 percent.

     No general program of restricted stock awards to executive officers has existed since 1988; no stock options have been awarded to executive officers since 1990; and there is no current program of general awards of stock options or restricted stock to executive officers. However, the Committee periodically uses such incentives on a selective basis.

     The Committee has authorized awards of stock options to certain key management employees, excluding participants in the Performance Share Program, with an annual limit of 125,000 shares. The exercise price of all stock options awarded under the 1992 Incentive Equity Plan has been the market price when awarded, adjusted for business spin-offs and special distributions to shareholders. It is the Company's policy not to reprice options for any "underwater" situations.

     The 1992 Incentive Equity Plan enhanced the Company's ability to align management and shareholder interests and to attract and retain key employees through appropriate incentives to increase shareholder value. In order to sustain this ability and make certain refinements, the Board of Directors has approved the Committee's recommendation that the number of the Company's Common Shares available under the Plan should be increased, the Company's policy against repricing of "underwater" options should be formally adopted, the number of restricted and deferred shares that can be issued should likewise be formally limited, the Committee should be provided additional flexibility to modify management objectives relating to performance-based awards if business circumstances warrant, and various provisions of the Plan should be updated. Therefore, the Committee and the Board recommend the provisions described under Proposal No. 2 submitted for shareholder approval.

CHIEF EXECUTIVE OFFICER COMPENSATION

     M. Thomas Moore has 37 years of experience in the iron and steel industries, including 30 years with the Company. Mr. Moore has served as a senior officer of the Company since 1968, as Chief Executive Officer since January 1, 1987, and as Chairman since May 10, 1988.

     Under the competitive compensation restructuring described above, Mr. Moore's annual target bonus under the MPI Plan for 1994 was reduced at his recommendation by $83,300 (from 70 percent to 50 percent of his salary range midpoint), and his annual salary was increased by 4.1 percent or $17,500 on July 1, 1994. On January 1, 1996, his salary was increased by 22.7 percent or $100,000, his salary range midpoint was increased by $68,500, and his target bonus was increased from 50 to 55 percent of his salary range midpoint in recognition of current salary survey data, his experience as Chief Executive Officer and his continuing performance.

     The MPI Plan award to Mr. Moore for 1996 was $375,000 (135 percent of his target bonus) compared to $310,000 (142 percent of his target bonus) for 1995 and $222,000 (104 percent of his target bonus) for 1994. The Committee determined the 1996 award in view of the Company's and Mr. Moore's performance in 1996 on the factors described above, including the Company's record earnings before unusual items, the Company's performance on numerous business objectives, and his performance in regard to such objectives and his responsibilities. The Committee considered all matters collectively in accordance with its policy.

     Mr. Moore was granted 17,000, 10,900 and 9,500 performance shares for 1996, 1995 and 1994, respectively, under the Performance Share Program. Mr. Moore's 1996 Performance Share Program payout was calculated in the same way as the payout to all other participants, as discussed under Long-Term Incentive Opportunity, and the value of the payout earned by Mr. Moore is disclosed under the LTIP Payouts column of the "Summary Compensation Table" on page 8. No stock options have been awarded to Mr. Moore since 1990.

     The Chief Executive Officer is not present when the Committee reviews his performance and determines his compensation.

COMPANY PERFORMANCE COMPARISONS

     In 1987, after the depressed industry conditions of the 1982-1986 period had severely impacted the Company's performance and financial condition, the Company initiated a major restructuring program which stabilized and focused the Company and fostered a renewal of business growth. For the ten-year period, 1987-1996, net income from continuing operations totaled $510 million, or $42.00 per share. The market value of the Company's Common Shares increased from $118 million, or $9.50 per share, on December 31, 1986 to $516 million, or $45.38 per share on December 31, 1996. In addition, regular and special dividends totaling $234 million, or $19.48 per share, were paid to common shareholders during the intervening ten-year period. The contribution to shareholder value was $632 million, consisting of the $398 million increase in the market value of the Company's Common Shares plus the $234 million of dividends.

     The total return from share price appreciation and reinvested dividends on the Company's Common Shares for the ten-year period, 1987-1996, was 796.5 percent, which substantially exceeded the total returns of the S&P 500 Stock Index, the S&P Iron and Steel Group Index, and the S&P Metals Mining Group Index as shown on the accompanying graph. For the same period, personal income on stock option exercises, restricted stock vesting, and performance share awards under the Incentive Equity Plans for the Chief Executive Officer and all participants equaled .6 percent and 3.3 percent, respectively, of the $632 million contribution to shareholder value, which the Committee believes was a favorable ratio for the shareholders.

     For the five-year period, 1992-1996, the total return on the Company's Common Shares was 59.7 percent which exceeded the two peer group indices as shown on the accompanying graph but trailed the strong return of the broader market average. For the year 1996, the total return was 14.1 percent which exceeded the peer group indices but trailed the strong broader market average.

     The foregoing returns on the Company's Common Shares conservatively assume reinvestment of all dividends and special distributions in the Company's common stock. Alternative assumptions of reinvestment in the S&P 500 Stock Index or reinvestment of cash dividends in the S&P 500 Stock Index and retention of distributed securities would generate higher returns as shown in the following table:

                                                                  TOTAL SHAREHOLDER RETURN
                                                             ----------------------------------
                                                             YEAR      FIVE YEARS     TEN YEARS
                                                             1996      1992-1996      1987-1996
                                                             -----     ----------     ---------
    CLEVELAND-CLIFFS INC
    - Assuming reinvestment of all distributions in Company
      stock................................................   14.1%        59.7%        796.5%
    - Assuming reinvestment of all distributions in S&P 500
      Stock Index..........................................   18.2         76.9         850.7
    - Assuming reinvestment of all cash distributions in
      S&P 500 Index and retention by the stockholder of
      distributed securities in MLX Corp., Cliffs Drilling
      Company, and The LTV Corporation.....................   33.5         91.8         842.3
    S&P Iron and Steel Group Index.........................  (10.7)        38.6         170.2
    S&P Metals Mining Group Index..........................    2.0         57.4         350.0
    S&P 500 Stock Index....................................   23.0        103.0         314.5

     The Committee believes that the long-term and cyclical nature of the Company's business, as contrasted to independent fluctuations in the stock market, can make shorter-term comparison of executive compensation and stock prices misleading. The Committee also believes that the Company's compensation structure provides appropriate alignment of the long-term interests of key management, the Company and its shareholders.

     The foregoing report has been furnished by the members of the Compensation and Organization Committee as set forth below:

                                          J. C. Morley, Chairman
                                          R. C. Cambre
                                          J. D. Ireland III
                                          G. F. Joklik
                                          J. H. Wade

                         SHAREHOLDER RETURN PERFORMANCE

     The following graphs show changes over the past five-year and ten-year periods in the value of $100 invested in: (1) Cliffs' Common Shares; (2) S&P 500 Stock Index; (3) S&P Iron and Steel Group Index; and (4) S&P Metals Mining Group Index. The values of each investment are based on price change plus reinvestment of all dividends. Cliffs' values include the reinvestment of proceeds from securities distributed to shareholders in 1988 and 1993.

                                FIVE-YEAR CUMULATIVE TOTAL RETURNS
                            VALUE OF $100 INVESTED AT DECEMBER 31, 1991

      MEASUREMENT PERIOD         CLIFF'S                         S&P IRON AND     S&P METALS
    (FISCAL YEAR COVERED)        COMMON           S&P 500            STEEL          MINING
1991                                       100             100             100             100
1992                                       102             108             131             107
1993                                       120             118             172             120
1994                                       122             120             167             139
1995                                       140             165             155             154
1996                                       160             203             139             157

                                       VALUE AT DECEMBER 31

Cliffs' Common               100            102            120            122           140            160
S&P 500                      100            108            118            120           165            203
S&P Iron and Steel Group     100            131            172            167           155            139
S&P Metals Mining Group      100            107            120            139           154            157

                                 TEN-YEAR CUMULATIVE TOTAL RETURNS
                            VALUE OF $100 INVESTED AT DECEMBER 31, 1986

      MEASUREMENT PERIOD         CLIFF'S                                           S&P MISC.
    (FISCAL YEAR COVERED)         COMMON            S&P 500        S&P STEEL        METALS
1986                                       100             100             100             100
1987                                       157             105             160             176
1988                                       339             123             195             232
1989                                       374             161             189             267
1990                                       359             156             159             253
1991                                       561             204             195             286
1992                                       572             220             255             307
1993                                       672             242             336             342
1994                                       687             245             326             399
1995                                       786             337             303             441
1996                                       896             414             270             450

                                       VALUE AT DECEMBER 31

Cliffs' Common                100     157     339     374     359     561     572     672     687     786     896
S&P 500                       100     105     123     161     156     204     220     242     245     337     414
S&P Iron and Steel Group      100     160     195     189     159     195     255     336     326     303     270
S&P Metals Mining Group       100     176     232     267     253     286     307     342     399     441     450

                                PENSION BENEFITS

     The following table shows the approximate maximum annual pension benefit under the Company's qualified pension plans, together with the Supplemental Plan described below, which would be payable to employees in various compensation classifications at age 65 with representative years of service. The amounts listed in the table are computed on an automatic joint and survivorship annuity basis and are subject to an offset for Social Security benefits through December 31, 1997 and the equivalent offset thereafter.

     AVERAGE ANNUAL
  COMPENSATION FOR 60
  HIGHEST CONSECUTIVE                                            ANNUAL BENEFITS FOR
   MONTHS IN LAST 120                                        YEARS OF SERVICE INDICATED
    MONTHS PRECEDING         -------------------------------------------------------------------------------------------
       RETIREMENT              15 YRS.         20 YRS.         25 YRS.         30 YRS.         35 YRS.         40 YRS.
------------------------     -----------     -----------     -----------     -----------     -----------     -----------
        $100,000              $  28,425       $  36,300       $  44,175       $  52,050       $  59,925       $  67,800
         150,000                 40,238          52,050          63,863          75,675          87,488          99,300
         200,000                 52,050          67,800          83,550          99,300         115,050         130,800
         250,000                 63,863          83,550         103,238         122,925         142,613         162,300
         300,000                 75,675          99,300         122,925         146,550         170,175         193,800
         350,000                 87,488         115,050         142,613         170,175         197,738         225,300
         400,000                 99,300         130,800         162,300         193,800         225,300         256,800
         450,000                111,113         146,550         181,988         217,425         252,863         288,300
         500,000                122,925         162,300         201,675         241,050         280,425         319,800
         550,000                134,738         178,050         221,363         264,675         307,988         351,300
         600,000                146,550         193,800         241,050         288,300         335,550         382,800
         650,000                158,363         209,550         260,738         311,925         363,113         414,300
         675,000                164,269         217,425         270,581         323,738         376,894         430,050

     The table is based on a 1 1/2% pension formula, includes the impact of a 5% add-on for employees who retire at age 65 under the normal retirement provision, with at least fifteen years of service, between January 1, 1994 and December 31, 1999, and includes a $400 monthly pension supplement payable for 12 months after retirement for employees who retire at age 65 with at least ten years of service, after December 31, 1996 and prior to January 1, 1999. The Internal Revenue Code of 1986 ("Code") places limitations on the benefits which may be paid from a qualified pension plan. The Company has a nonqualified Supplemental Retirement Benefit Plan ("Supplemental Plan") providing for the payment from general funds of the benefits which would be lost by Supplemental Plan participants as a result of present or future Code or other government limitations.

     The compensation used to determine benefits under the Company's pension plans is the sum of salary and bonus paid to a participant during a calendar year. Pensionable earnings for each of the Company's named executive officers during 1996 include the amount shown for 1996 in the Salary column of the Summary Compensation Table on page 8, plus the amount of bonus earned in 1995 and paid in 1996, as shown in the Bonus column of the Summary Compensation Table for 1995. Pensionable earnings in 1996 for Messrs. Moore, Brinzo, Calfee, O'Neil and West were $850,000, $369,000, $381,500, $295,000 and $260,000, respectively.
Messrs. Moore, Brinzo, Calfee, O'Neil and West have 30, 27, 24, 5, and 29 years, respectively, of credited service under the Company's qualified pension plan.

                          AGREEMENTS AND TRANSACTIONS

     The Company has agreements ("Agreements") with M. Thomas Moore, Chairman and Chief Executive Officer, John S. Brinzo, Executive Vice President-Finance and William R. Calfee, Executive Vice President-Commercial, dated February 1, 1992, and with Thomas J. O'Neil, Executive Vice President-Operations, dated September 10, 1996, which specify certain financial arrangements that the Company will provide upon the termination of such individuals' employment with the Company under certain circumstances. The Agreements are intended to ensure continuity and stability of executive management of the Company. The Agreements provide that, in the event of a "change of control" of the Company (as defined in the Agreements), such individuals would continue their employment with the Company in their then current positions for a period of 3 years following such "change of control".

     Under the Agreements, during the 3-year period following a "change of control", each officer would be entitled to receive base pay and incentive compensation equivalent to that received prior to the "change of control", and to continue participation in employee benefit plans. The Agreements also provide that the officer would receive age and service pension credit through the 3-year term for pension benefit purposes and provide 1 year of prior actual "industry service" credit for every 2 years of service with the Company for the sole purpose of determining when the officer would be eligible for commencement of a 30-year pension benefit. If during the 3-year period, the officer is terminated by the Company without "cause", becomes disabled, or resigns after (i) not being maintained in his prior position, (ii) being reduced in compensation or benefits, (iii) determining he is unable to carry out his duties and responsibilities, or (iv) being relocated or required to travel excessively without his consent, such officer would be entitled to lump sum payments of the then present value of the base pay, incentive compensation, and pension benefits that he would be entitled to receive under the agreement for the remainder of the 3-year period, and would be entitled to continue participation in medical and other welfare benefit plans. The Agreements also entitle the officers to welfare benefit continuation for life upon retirement or following termination, unless the termination was for "cause". In addition, the Agreements provide that officers are eligible for reimbursement of reasonable outplacement expenses. The aggregate payments to any officer under the Agreements may not exceed the maximum amount the Company can deduct for Federal income tax purposes, taking into account the rules applicable under the Code.

     During 1996, the Board of Directors of the Company approved modification to the Agreements which, when implemented in 1997, will provide (i) for a minimum 1 year of base pay and incentive compensation, if greater than the amounts applicable to the remainder of the 3-year period; (ii) for vesting of performance share grants at target objective levels; and (iii) that the Company will protect the officer against imposition of the excise tax on excess parachute payments under the Code by providing additional "gross up" payments to the officers. Such Agreements, as modified, expire January 31, 2000.

     None of these arrangements create employment obligations for the Company unless a "change of control" has occurred, prior to which time the Company and such officer each reserves the right to terminate their employment relationship. Both before and after the occurrence of a "change of control", the Company may terminate the employment of any of such officers for "cause", without an obligation to pay severance compensation or benefits.

     During 1994, the Board of Directors of the Company approved the renewal to January 1, 1998 of the February 1, 1992 Severance Pay Plan for Key Employees ("Severance Plan") which presently covers 20 key employees. The Severance Plan is designed to assure continuity, stability, and fair treatment of employees in key positions in the event of a "change of control" of the Company (as defined in the Severance Plan). Under the Severance Plan, if during the 3-year period following a "change of control" a participant is terminated by the Company without "cause" or resigns after (i) not being maintained in his or her prior position, (ii) being reduced in compensation or benefits, (iii) determining he or she is unable to carry out his or her duties and responsibilities, or (iv) being relocated or required to travel excessively without consent, he or she is entitled to receive (a) a lump sum payment in the amount of 1 or 2 years of base pay and incentive compensation (depending upon position), (b) age and service credit for the full 3-year term for pension benefit purposes, and (c) 1 year of prior actual "industry service" credit for every 2 years of service with the Company for the purpose of determining eligibility for commencement of 30-year pension and other benefits. Participants are entitled to continue participation in health and life insurance plans for 1 or 2 years or (if earlier) until covered by similar plans sponsored by a subsequent employer, and are entitled to medical and other welfare benefit continuation for life following termination, beginning upon the date that the participant would have had 30 years of service with the Company without such termination (including credit for the 3-year term and "industry service" as described above). Also, participants are eligible for reimbursement of reasonable outplacement expenses. Individuals who would be covered by the Severance Plan, but who receive severance pay and benefits pursuant to a "change of control" employment agreement or another plan or agreement signed on behalf of the Company, are not entitled to benefits under the Severance Plan. All benefits payable under the Severance Plan are to be derived from the Company's then current operating funds. The aggregate payments to any participant under the Severance Plan may not exceed the maximum amount the Company can deduct for Federal income tax purposes, taking into account the rules applicable under the Code. None of the obligations of the Company described above exist unless a "change of control" has occurred.

     During 1996, the Board of Directors of the Company approved modifications to the Severance Plan which, when implemented in 1997, will provide (i) for up to 2 years of base pay, incentive compensation and health and life insurance protection for certain positions and 1 year of base pay, incentive compensation and health and life insurance protection for other positions; (ii) for vesting of performance share grants at target objective levels; and (iii) that the Company will protect the participant against imposition of the excise tax on excess parachute payments under the Code by providing additional "gross up" payments to the participant. Such Severance Plan, as modified, expires December 31, 1999.

     The Company has two trust agreements with Key Trust Company of Ohio, N.A. which relate to the Agreements and the Severance Plan. The first such trust agreement provides for the payment of the benefits arising under the Agreements, and the second trust agreement provides for reimbursement of legal fees and expenses incurred by the officers in enforcing their rights under the Agreements and by the key employees under the Severance Plan.

     The Company has indemnification agreements ("Indemnification Agreements") with each current member of the Board of Directors. The form and execution of the Indemnification Agreements were approved by the Company's shareholders at the Annual Meeting convened on April 29, 1987. Such agreements essentially provide that to the extent permitted by Ohio law, the Company will indemnify the indemnitee against all expenses, costs, liabilities and losses (including attorneys' fees, judgments, fines or settlements) incurred or suffered by the indemnitee in connection with any suit in which the indemnitee is a party or otherwise involved as a result of his service as a member of the Board or as an officer. In connection with the foregoing Indemnification Agreements, the Company has entered into a trust agreement with Key Trust Company of Ohio, N.A. pursuant to which the parties to the Indemnification Agreements may be reimbursed with respect to enforcing their respective rights under the agreements.

     In order to promote mutual appreciation of management and union interests, the Company and the United Steel Workers of America ("USWA") have reached agreement on a process to jointly designate a member of the Board of Directors of the Company, pursuant to a general understanding between the USWA and certain Company subsidiaries reached in 1993. The Company expects such designee to be determined and added to the Board of Directors after the Annual Meeting. In subsequent years, such designee would be subject to annual nomination by the Company and election by vote of the shareholders. The designee will be subject to all laws and Company policies applicable to the Board of Directors. The agreement expires on August 1, 1999.

        APPROVAL OF THE CLEVELAND-CLIFFS INC 1992 INCENTIVE EQUITY PLAN
                  (AS AMENDED AND RESTATED AS OF MAY 13, 1997)

                                (PROPOSAL NO. 2)

GENERAL

     The Cleveland-Cliffs Inc 1992 Incentive Equity Plan ("Plan"), which was approved by shareholders at the Company's 1992 Annual Meeting of Shareholders, serves the Company's objective of providing superior sustainable value to its shareholders by affording the Compensation and Organization Committee of the Board of Directors ("Compensation Committee") the ability to provide sufficient incentive compensation to attract and retain high-performing employees. The Company's compensation structure places a portion of the total compensation at risk with the performance of the Company, organizational unit and the individual. The risk portion increases with responsibility level of the employee. The Board of Directors adopted the Amended and Restated Cleveland-Cliffs Inc 1992 Incentive Equity Plan ("Amended Plan") on March 11, 1997, subject to the approval of the Company's shareholders at the 1997 Annual Meeting in order to further serve the Company's continued objective.

     The principal reason for amending and restating the Plan is to increase the number of shares available under the Plan as described below. In addition, changes were made to limit the number of Restricted Shares and Deferred Shares which can be issued under the Plan, to reflect recently adopted changes in Rule 16b-3 under the Securities Exchange Act of 1934 ("Exchange Act"), to confirm the Company's policy against re-pricing of options, to give the Compensation Committee additional flexibility to modify Management Objectives relating to performance-based awards, and generally to update various provisions of the Plan. The Plan is not intended to comply with rules for deductibility under
Section 162(m) of the Internal Revenue Code ("Code").

     A summary of the proposed changes is set forth below, followed by a summary description of the entire Amended Plan. The full text of the Amended Plan is annexed to this Proxy Statement as Appendix A, and the following summaries are qualified in their entirety by response to Appendix A.

SUMMARY OF CHANGES

     Available Shares. The Amended Plan increases the number of Common Shares available by 555,000 Common Shares. The Plan originally authorized the issuance of 595,000 Common Shares of which as of March 11, 1997, 61,758 Common Shares had been issued or transferred to participants under the Plan (excluding Restricted Shares subject to forfeiture), 532,413 Common Shares were subject to outstanding awards (assuming maximum payout of all outstanding Performance Shares granted) and 829 Common Shares were available for future awards. A provision was added to the Amended Plan to provide for the netting out of Common Shares when Common Shares are transferred or relinquished in payment of any option price or upon satisfaction of any tax withholding amount.

     Limit on Restricted Shares and Deferred Shares. The Amended Plan limits the number of Common Shares which can be issued as Restricted Shares and Deferred Shares under the Amended Plan (excluding awards conditioned on attainment of Management Objectives) to 150,000 Common Shares.

     Transferability. Consistent with recent changes in Rule 16b-3, the Amended Plan provides that the Committee may determine that any Option Rights or other awards may be transferrable.

     Administration and Amendments. Consistent with changes in Rule 16b-3, the Amended Plan provides that the Board may delegate all or part of its authority under the Amended Plan to a Committee or subcommittee of the Board comprised solely of at least three Non-Employee Directors within the meaning of final Rule 16b-3 under the Exchange Act. Currently the Plan is administered by the Compensation Committee and the Company plans that the Compensation Committee will continue to administer the Amended Plan. In response to changes in Rule 16b-3, the Amended Plan provides that the Committee may amend the Amended Plan at any time without shareholder approval except where such approval is required by applicable laws or the rules of the principal national securities exchange on which the Common Shares are traded.

     Re-pricing of Option Rights. The provision in the Plan allowing for re-pricing of Option Rights by the Committee has been eliminated. The Amended Plan provides that the Compensation Committee may not amend any outstanding Option Right to reduce the option price or cancel and replace Option Rights with awards having a lower option price without further approval of shareholders. This amendment only prohibits the re-pricing of "underwater" options and does not preclude adjustment of the option price under the anti-dilution provisions of the Amended Plan.

     Management Objectives. The Amended Plan consolidates various plan provisions relating to Management Objectives that are used to structure awards based on performance measures in order to clarify and expand the range of performance incentives available under the Plan. The Amended Plan also gives the Committee more flexibility to modify Management Objectives in response to changes in business, operations, corporate structure or other events or circumstances rendering the Management Objectives unsuitable.

     Elimination of Awards to Nonemployee Directors. The Amended Plan reflects the elimination of the automatic granting of formula awards of Option Rights to Nonemployee Directors. This change became effective July 1, 1996. No awards may be made to Nonemployee Directors under the Amended Plan. Stock-based compensation for Nonemployee Directors is provided for in the Cleveland-Cliffs Inc Nonemployee Directors' Compensation Plan which was approved by shareholders in 1996.

SUMMARY OF AMENDED PLAN

     General. Under the Amended Plan, the Compensation Committee is authorized to make awards of options to purchase Common Shares ("Option Rights"), awards of restricted shares ("Restricted Shares") or deferred shares ("Deferred Shares") and awards of performance shares ("Performance Shares") and performance units ("Performance Units"). The terms applicable to awards of the various types, including those terms that may be established by the Compensation Committee when making or administering particular awards, are set forth in detail in the Amended Plan.

     Shares Available Under the Amended Plan. Subject to adjustment as provided in the Amended Plan, the number of Common Shares that may be issued or transferred (a) upon the exercise of Option Rights, (b) as Restricted Shares,
(c) in payment of Performance Shares or Performance Units that have been earned,
(d) as Deferred Shares, or (e) in payment of dividend equivalents paid with respect to awards made under the Amended Plan, may not exceed 1,150,000 in the aggregate (595,000 of which were approved by shareholders in 1992 and 555,000 of which are being added as of the amendment and restatement). However, the number of Restricted Shares that are not conditioned on attainment of Management Objectives, plus the number of Deferred Shares cannot (after taking forfeitures into account) exceed 150,000. Such Common Shares may be shares of original issuance or treasury shares or a combination of both. Upon the payment of any option price by the transfer to the Company of Common Shares or upon satisfaction of any withholding amount by means of transfer or relinquishment of Common Shares, there will be deemed to have been issued or transferred under the Plan only the net number of Common Shares actually issued or transferred by the Company.

     Eligibility. Officers, including officers who are members of the Board of Directors, and key employees of the Company and its subsidiaries may be selected by the Compensation Committee to receive benefits under the Amended Plan.

     Option Rights. Option Rights may be granted which entitle the optionee to purchase Common Shares at a price equal to or greater than market value at the date of grant. The option price is payable in cash at the time of exercise; by the transfer to the Company of nonforfeitable unrestricted Common Shares owned by the optionee having a value at the time of exercise equal to the option price; any other legal consideration the Compensation Committee may deem appropriate; or a combination of such payment methods. Any grant may provide for deferred payment of the option price from the proceeds of sale through a bank or broker on the date of exercise of some or all of the Common Shares to which the exercise relates. The Compensation Committee has the authority to specify at the time Option Rights are granted that Common Shares will not be accepted in payment of the option price until they have been owned by the optionee for a specified period. However, the Amended Plan does not require any such holding period and would permit immediate sequential exchanges of Common Shares at the time of exercise of Option Rights.

     The Compensation Committee may, at or after the date of grant of any Option Rights (other than the grant of Incentive Stock Options), provide for the payment of dividend equivalents to the optionee on a current, deferred or contingent basis or may provide that such equivalents be credited against the option price.

     No Option Right may be exercisable more than ten years from the date of grant. Each grant must specify the period of continuous employment with the Company or any subsidiary that is necessary before the Option

Rights will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a "change of control" of the Company or other similar transaction or event. Successive grants may be made to the same optionee whether or not Option Rights previously granted remain unexercised.

     Restricted Shares. An award of Restricted Shares involves the immediate transfer by the Company to a participant of ownership of a specific number of Common Shares in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares. The transfer may be made without additional consideration or in consideration of a payment by the participant that is less than current market value, as the Compensation Committee may determine. The Compensation Committee may condition the award on the achievement of Management Objectives.

     Restricted Shares must be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Compensation Committee. An example would be a provision that the Restricted Shares would be forfeited if the participant ceased to serve the Company as an officer or key employee during a specified period of years. In order to enforce these forfeiture provisions, the transferability of Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Compensation Committee for the period during which the forfeiture provisions are to continue. The Compensation Committee may provide for a shorter period during which the forfeiture provisions are to apply in the event of a change in control of the Company or other similar transaction or event.

     Deferred Shares. An award of Deferred Shares constitutes an agreement by the Company to deliver Common Shares to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Compensation Committee may specify. During the Deferral Period, the participant has no right to transfer any rights under his or her award and no right to vote them, but the Compensation Committee may, at or after the date of award, authorize the payment of dividend equivalents on such Shares on either a current or deferred or contingent basis, either in cash or additional Common Shares. Awards of Deferred Shares may be made without additional consideration or in consideration of a payment by such participant that is less than the market value per share at the date of award.

     Deferred Shares must be subject to a Deferral Period, as determined by the Compensation Committee at the date of the award, except that the Compensation Committee may provide for a shorter Deferral Period in the event of a change in control of the Company or other similar transaction or event.

     Performance Shares and Performance Units. A Performance Share is the equivalent of one Common Share, and a Performance Unit is the equivalent of $1.00. A participant may be granted any number of Performance Shares or Performance Units. Such participant will be given one or more Management Objectives to meet within a specified performance period. Such performance period may be subject to earlier termination in the event of a change in control of the Company or other similar transaction or event. A minimum level of acceptable achievement may also be established by the Compensation Committee. If by the end of the performance period the participant has achieved the specified Management Objectives, he or she will be deemed to have fully earned the Performance Shares or Performance Units. If the participant has not achieved the Management Objectives, but has attained or exceeded the predetermined minimum, he or she will be deemed to have partly earned the Performance Shares and/or Performance Units (such part to be determined in accordance with a formula). To the extent earned, the Performance Shares and/or Performance Units will be paid to the participant at the time and in the manner determined by the Compensation Committee in cash, Common Shares or in any combination thereof.

     Management Objectives. Management Objectives may be described either in terms of Company-wide objectives or objectives that are related to performance of the division, subsidiary, department or function within the Company or a subsidiary in which the participant is employed. If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Compensation Committee may modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable.

     Transferability. Except as otherwise determined by the Compensation Committee, no Option Right or other award under the Amended Plan is transferable by a participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Compensation Committee, Option Rights are exercisable during the optionee's lifetime only by him or her.

     The Compensation Committee may specify at the date of grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon exercise of Option Rights, upon termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 5 of the Amended Plan, shall be subject to further restrictions on transfer.

     Adjustments. The maximum number of shares that may be issued and delivered under the Amended Plan, the number of shares covered by outstanding Option Rights and the prices per share applicable thereto, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar events. In the event of any such transaction or event, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Amended Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced. The Compensation Committee may also make or provide for such adjustments in the numbers of shares specified in Section 3 of the Amended Plan as the Compensation Committee may determine appropriate to reflect any transaction or event described in Section 10 of the Amended Plan.

     Administration and Amendments. The Amended Plan is to be administered by a committee of the Board (or subcommittee thereof) consisting of not less than three "Nonemployee Directors" within the meaning of Rule 16b-3 under the Exchange Act.

     The Compensation Committee, which has been appointed by the Board of Directors to act as the administering committee under the Amended Plan, is authorized to interpret the Amended Plan and related agreements and other documents. The Compensation Committee may make awards to employees under any or a combination of all of the various categories of awards that are authorized under the Amended Plan, or in its discretion, make no awards. The Amended Plan may be amended from time to time by the Compensation Committee. However, any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the principal national securities exchange upon which the Common Shares are traded or quoted will not be effective unless and until such approval has been obtained in compliance with such applicable law or rules. Presentation of the Amended Plan or any amendment thereof for shareholder approval is not to be construed to limit the Company's authority to offer similar or dissimilar benefits through plans that are not subject to shareholder approval.

     The Compensation Committee may provide for special terms for awards to participants who are foreign nationals or who are employed by the Company or any of its subsidiaries outside of the United States of America as the Compensation Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.

     The Compensation Committee may not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the option price. Furthermore, no Option Right may be cancelled and replaced with awards having a lower option price without further approval of the shareholders of the Company.

     If the Amended Plan is not approved, the Plan remains in effect.

     General. The closing price of the common stock of the Company on March 10, 1997, as reported in the Wall Street Journal, was $42.00 per share.

PLAN BENEFITS

     It is not possible to determine future awards that will be received by participants in the Amended Plan. Grants or awards under the Plan during the fiscal year 1996 and through January 14, 1997 were made to the named executive officers, other officers, key employees and Directors, as indicated in the table below.

                                                      STOCK
                                                     OPTIONS      RESTRICTED SHARES       PERFORMANCE SHARES
                                                     GRANTED           AWARDED                GRANTED(2)
                                       GRANT/AWARD   -------     --------------------   ----------------------
          NAME AND POSITION               YEAR       NUMBER      NUMBER   VALUE($)(1)   NUMBER      VALUE($)
-------------------------------------  -----------   -------     ------   -----------   ------     -----------
M. Thomas Moore                            1996          -0-       -0-     $     -0-    17,000(3)  $  760,750
Chairman and Chief Executive Officer       1997          -0-       -0-           -0-    17,000(4)     726,750

John S. Brinzo                             1996          -0-       -0-           -0-    6,000 (3)     268,500
Executive Vice President -- Finance        1997          -0-       -0-           -0-    6,500 (4)     277,875

William R. Calfee                          1996          -0-       -0-           -0-    6,000 (3)     268,500
Executive Vice                             1997          -0-       -0-           -0-    6,500 (4)     277,875
President -- Commercial

Thomas J. O'Neil                           1996          -0-       -0-           -0-    6,000 (3)     268,500
Executive Vice                             1997          -0-       -0-           -0-    6,500 (4)     277,875
President -- Operations

A. Stanley West                            1996          -0-       -0-           -0-    3,500 (3)     156,625
Senior Vice President -- Sales             1997          -0-       -0-           -0-    3,750 (4)     160,313

Executive Group                            1996          -0-       -0-           -0-    42,000(3)   1,879,500
                                           1997          -0-       -0-           -0-    44,000(4)   1,881,000

Non-Executive Director Group               1996        6,000(5)    -0-           -0-      -0-             -0-
                                           1997          -0-       -0-           -0-      -0-             -0-

Non-Executive Officer Employee Group       1996       83,400     23,000      891,250    14,400(3)     644,400
                                           1997      113,450(6)    -0-           -0-    15,150(4)     647,663

---------------

(1) Reflects value on date of award.

(2) Assumes achievement at target level of performance and reflects value as of date of grant.

(3) Reflects awards granted in 1996 for performance period 1996-1998, but not yet earned.

(4) Reflects awards granted on January 13, 1997 for performance period 1997-1999, but not yet earned.

(5) In addition, 20,500 stock options were granted to the Non-Executive Director Group from inception of the Plan through 1995.

(6) Reflects grants on January 14, 1997.

FEDERAL INCOME TAX ASPECTS

     Following is a brief summary of certain of the Federal income tax consequences of certain transactions under the Amended Plan based on Federal income tax laws in effect on January 1, 1997. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

TAX CONSEQUENCES TO PARTICIPANTS

     Non-Qualified Stock Options. In general, (i) no income will be recognized by an optionee at the time a Non-Qualified Stock Option is granted; (ii) at exercise, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at sale, appreciation (or depreciation) after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

     Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. If Common Shares are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within 2 years after the date of grant or within l year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

     If Common Shares acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

     Restricted Shares. The recipient of Restricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Shares reduced by any amount paid by the participant at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code ("restrictions"). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions) over the purchase price if any, of such Restricted Shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Shares subject to restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

     Deferred Shares. No income generally will be recognized upon the award of Deferred Shares. The recipient of a Deferred Share award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted Common Shares on the date that such shares are transferred to the participant under the award, reduced by any amount paid by the participant, and the capital gains/loss holding period for such shares will also commence on such date.

     Performance Shares and Performance Units. No income generally will be recognized upon the grant of Performance Shares or Performance Units. Upon payment with respect to Performance Shares or Performance Units earned, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted Common Shares received.

     Special Rules Applicable to Officers and Directors. In limited circumstances where the sale of stock received as a result of a grant or award could subject an officer or director to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer or director may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but no longer than six months.

TAX CONSEQUENCES TO PARTICIPANTS' EMPLOYERS

     To the extent that a participant recognizes ordinary income in the circumstances described above, the participant's employer will generally be entitled to a corresponding deduction, provided, among other things, that such income meets the test of reasonableness, does not along with other income of the participant exceed the limitation on deductible compensation under Section 162(m) of the Code, is an ordinary and necessary business expense, and is not an "excess parachute payment," and that any applicable withholding obligations are satisfied.

ACCOUNTING TREATMENT

     Performance Shares and Performance Units will require a charge against income of the Company periodically representing increases in the value of the anticipated benefits. In the case of Performance Shares and Performance Units, such charge is based on the dollar amount expected to be paid at the end of the Performance Period. Restricted Shares and Deferred Shares will require a charge against income equal to the fair market value of the awarded shares at the time of award less the amount, if any, paid or payable by the awardee. Such charge is spread over the earn-out period for the Restricted or Deferred Shares. Given the variety of awards that may be made separately or in combination under the Amended Plan, actual awards may result in periodic charges against income in certain other circumstances.

REQUIRED VOTE

     Approval of the Amended Plan requires the affirmative vote of the holders of a majority of Common Shares present, or represented, and entitled to vote on the matter at the Annual Meeting.

     THE DIRECTORS RECOMMEND A VOTE FOR APPROVAL OF THE CLEVELAND-CLIFFS INC 1992 INCENTIVE EQUITY PLAN (AS AMENDED AND RESTATED AS OF MAY 13, 1997).

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                                (PROPOSAL NO. 3)

     A proposal will be presented at the Meeting to ratify the appointment of the firm of Ernst & Young LLP as independent public accountants to examine the books of account and other records of the Company and its consolidated subsidiaries for the fiscal year ending December 31, 1997. Representatives of Ernst & Young LLP are expected to be present at the Meeting. Such representatives will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions. Although such ratification is not required by law, the Board of Directors believes that shareholders should be given this opportunity to express their views on the subject. While not binding on the Board of Directors, the failure of the shareholders to ratify the appointment of Ernst & Young LLP as the Company's independent public accountants would be considered by the Board in determining whether or not to continue the engagement of Ernst & Young LLP.

     THE DIRECTORS RECOMMEND A VOTE FOR THIS PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS YOUR COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                                 ANNUAL REPORT

     The Company's 1996 Annual Report to Shareholders, including financial statements, is being distributed to all shareholders of the Company together with this Proxy Statement, in satisfaction of the requirements of the SEC. Additional copies of such report are available upon request. To obtain additional copies of such Annual Report please contact the Company's Investor Relations Department at (216) 694-5459.

                              GENERAL INFORMATION

     The cost of soliciting proxies will be paid by the Company. In addition to solicitation by mail, solicitations may also be made by personal interview, telegram and telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company will reimburse them for their expenses in so doing. Officers and other regular employees of the Company, as yet undesignated, may also request the return of proxies by telephone, telegram, or in person. Finally, the Company has retained Georgeson & Company Inc., New York, New York, to assist in the solicitation of proxies using the means referred to above, at an anticipated cost of $10,000, plus reasonable expenses.

     Pursuant to regulations of the SEC, the material appearing under the captions "Compensation Committee Report on Executive Compensation" and "Shareholder Return Performance" are not deemed to be soliciting material or to be filed with the SEC or subject to Regulation 14A promulgated by the SEC or
Section 18 of the Securities Exchange Act of 1934.

     The Common Shares represented by properly executed proxy cards will be voted as specified. It is intended that the Common Shares represented by proxies on which no specification has been made will be voted FOR the election of the nominees for Director named herein or such substitute nominees as the Board of Directors may designate, FOR approval of the Cleveland-Cliffs Inc 1992 Incentive Equity Plan (as Amended and Restated as of May 13, 1997), FOR ratification of Ernst & Young LLP as the firm of independent public accountants to examine the books of account and other records of the Company and its consolidated affiliates for the fiscal year 1997 and at the discretion of the persons named as proxies on all other matters which may properly come before the Meeting.

     At the Meeting, the results of shareholder voting will be tabulated by the inspector of elections appointed for the Meeting. The Company intends to treat properly executed proxies that are marked "abstain" or that are held in "street name" by brokers and are not voted on one or more particular proposals (if otherwise voted on at least one proposal) as "present" for purposes of determining whether a quorum has been achieved at the Meeting. The candidates for Directors receiving a plurality of the votes will be elected. Votes withheld in respect of the election of Directors will not be counted in determining the outcome of that vote. In respect of the proposal to approve the Cleveland Cliffs Inc 1992 Incentive Equity Plan (as Amended and Restated as of May 13, 1997) and the proposal to ratify the appointment of the independent public accountants, abstentions will be treated as votes against the proposal, and broker non-votes will be treated as having no effect on the outcome of the vote.

     If notice in writing shall be given by any shareholder to the President, a Vice President or the Secretary, not less than 48 hours before the time fixed for the holding of the Meeting, that such shareholder desires that the voting for the election of Directors shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the Meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he or she possesses at such election. Under cumulative voting a shareholder may cast for any one nominee as many votes as shall equal the number of Directors to be elected, multiplied by the number of his or her Common Shares. All of such votes may be cast for a single nominee or may be distributed among any two or more nominees as he or she may desire. If cumulative voting is invoked, and unless contrary instructions are given by a shareholder who signs a proxy, all votes represented by such proxy will be cast in such manner and in accordance with the discretion of the person acting as proxy as will result in the election of as many of the Board of Directors' nominees as is possible.

                                 OTHER BUSINESS

     It is not anticipated that any other matters will be brought before the Meeting for action; however, if any such other matters shall properly come before the Meeting, it is intended that the persons authorized under proxies may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS

     Any proposal by a shareholder intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company on or before November 24, 1997 to be included in the proxy materials of the Company relating to such meeting.

                                   IMPORTANT
TO ASSURE YOUR REPRESENTATION AND A QUORUM FOR THE TRANSACTION OF BUSINESS AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

                                                                      APPENDIX A

                              CLEVELAND-CLIFFS INC

                           1992 INCENTIVE EQUITY PLAN
                  (AS AMENDED AND RESTATED AS OF MAY 13, 1997)

     1. PURPOSE. The Cleveland-Cliffs Inc 1992 Incentive Equity Plan (as Amended and Restated as of May 13, 1997) ("Plan") is intended to encourage key executives and managerial employees of Cleveland-Cliffs Inc ("Company") and its Subsidiaries to increase their interest in the Company's long-term success, to provide incentive equity opportunities which are competitive with other similarly situated corporations and to stimulate the efforts of such employees by giving suitable recognition for services which contribute materially to the Company's success.

     2. DEFINITION. For purposes of the Plan the following terms shall be defined as set forth below:

          "BOARD" means the Board of Directors of the Company.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          "COMMITTEE" means the committee (or subcommittee) described in Section 16(a) of this Plan.

          "COMMON SHARES" means (i) shares of the common stock of the Company (par value $1 per share) and (ii) any security into which Common Shares may be converted by reason of any transaction or event of the type referred to in Section 10 of this Plan.

          "DATE OF GRANT" means the date specified by the Committee on which a grant of Option Rights, Performance Shares or Performance Units or an award or sale of Restricted Shares or Deferred Shares shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

          "DEFERRAL PERIOD" means the period of time during which Deferred Shares are subject to deferral limitations under Section 6 of this Plan.

          "DEFERRED SHARES" means an award pursuant to Section 6 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

          "EFFECTIVE DATE" means May 13, 1997, the effective date of this amendment and restatement of the Cleveland-Cliffs Inc 1992 Incentive Equity Plan.

          "INCENTIVE STOCK OPTIONS" means Option Rights that are intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision.

          "LESS-THAN-80 PERCENT SUBSIDIARY" means a subsidiary with respect to which the Company directly or indirectly owns or controls less than 80 percent of the total combined voting or other decision making power.

          "MANAGEMENT OBJECTIVES" means any performance objectives established by the Committee pursuant to Section 8 of this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Committee, awards of Restricted Shares.

          "MARKET VALUE PER SHARE" means the fair market value of the Common Shares as determined by the Committee from time to time.

          "OPTIONEE" means the person so designated in an agreement evidencing an outstanding Option Right.

          "OPTION PRICE" means the purchase price payable upon the exercise of an Option Right.

          "OPTION RIGHT" means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 of this Plan.

          "PARTICIPANT" means a person who is selected by the Committee to receive benefits under this Plan and (i) is at that time an officer, including without limitation an officer who may also be a member of the Board, or other key employee of the Company or any Subsidiary, or (ii) has agreed to commence serving in any such capacity.

          "PERFORMANCE PERIOD" means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 7 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

          "PERFORMANCE SHARE" means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 7 of this Plan.

          "PERFORMANCE UNIT" means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 7 of this Plan.

          "RESTRICTED SHARES" mean Common Shares awarded or sold pursuant to
     Section 5 of this Plan as to which neither the substantial risk of forfeiture nor the restrictions on transfer referred to in Section 5 hereof has expired.

          "RULE 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (or any successor rule to the same effect), as in effect from time to time.

          "SUBSIDIARY" means a corporation, partnership, joint venture, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest; provided, however, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which the Company owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of such grant.

     3. SHARES AVAILABLE UNDER THE PLAN.  Subject to adjustment as provided in
Section 10 of this Plan, the number of Common Shares issued or transferred (a) upon the exercise of Option Rights, (b) as Restricted Shares and released from substantial risks of forfeiture thereof, (c) in payment of Performance Shares or Performance Units that shall have been earned, (d) as Deferred Shares, or (e) in payment of dividend equivalents paid with respect to awards made under this Plan, shall not in the aggregate exceed 1,150,000 (595,000 of which were approved in 1992 and 555,000 of which are being added as of the Effective Date); provided, however, that the number of Restricted Shares that are not conditioned on the attainment of Management Objectives, plus the number of Deferred Shares shall not (after taking any forfeitures into account) exceed 150,000, subject to adjustment pursuant to Section 10 of the Plan. Such shares may be Common Shares of original issuance or Common Shares held in treasury or a combination thereof. Upon the payment of any Option Price by the transfer to the Company of Common Shares or upon satisfaction of any withholding amount by means of transfer or relinquishment of Common Shares, there shall be deemed to have been issued or transferred under this Plan only the net number of Common Shares actually issued or transferred by the Company.

     4. OPTION RIGHTS. The Committee may from time to time authorize grants to Participants of options to purchase Common Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

          (a) Each grant shall specify the number of Common Shares to which it pertains.

          (b) Each grant shall specify an Option Price per Common Share, which shall be equal to or greater than the Market Value per Share on the Date of Grant.

          (c) Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price,
     (iii) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 4(d) below, on such basis as the Committee may determine in accordance with this Plan and (iv) any combination of the foregoing. For purposes of this
     Section 4, constructive delivery of shares shall be deemed equivalent to actual delivery.

          (d) On or after the Date of Grant of any Option Rights other than Incentive Stock Options, the Committee may determine that payment of the Option Price may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee on or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this
     Section 4(d), the Common Shares received by the Optionee upon the exercise of the Option Rights shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee; provided, however, that such risks of forfeiture and restrictions on transfer shall apply only to the same number of Common Shares received by the Optionee as applied to the forfeitable or restricted Common Shares surrendered by the Optionee.

          (e) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker of some or all of the Common Shares to which the exercise relates.

          (f) Successive grants may be made to the same Participant regardless of whether any Option Rights previously granted to such Participant remain unexercised.

          (g) Each grant shall specify the period or periods of continuous employment of the Optionee by the Company or any Subsidiary that are necessary before the Option Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a change in control of the Company or other similar transaction or event.

          (h) Option Rights granted under this Plan may be (i) options that are intended to qualify under particular provisions of the Code, including without limitation Incentive Stock Options, (ii) options that are not intended to so qualify or (iii) combinations of the foregoing.

          (i) On or after the Date of Grant of any Option Rights other than Incentive Stock Options, the Committee may provide for the payment to the Optionee of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis, or the Committee may provide that such equivalents shall be credited against the Option Price.

          (j) No Option Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

          (k) Each grant shall be evidenced by an agreement. which shall be executed on behalf of the Company by any officer thereof and delivered to and accepted by the Optionee and shall contain such terms and provisions as the Committee may determine consistent with this Plan.

     5. RESTRICTED SHARES. The Committee may also authorize awards or sales to Participants of Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

          (a) Each award or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

          (b) Each award or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant.

          (c) Each award or sale shall provide that the Restricted Shares covered thereby shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant, and any award or sale may provide for the earlier termination of such period in the event of a change in control of the Company or other similar transaction or event.

          (d) Each award or sale shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant. Such restrictions may include without limitation rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

          (e) Any award or sale may be further conditioned upon the attainment of Management Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such shares and each grant may specify in respect of the specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

          (f) Any award or sale may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional Common Shares, which may be subject to the same restrictions as the underlying award or such other restrictions as the Committee may determine.

          (g) Each award or sale shall be evidenced by an agreement, which shall be executed on behalf of the Company by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such shares, shall be held in custody by the Company until all restrictions thereon lapse.

     6. DEFERRED SHARES. The Committee may also authorize awards or sales of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

          (a) Each award or sale shall constitute the agreement by the Company to issue or transfer Common Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

          (b) Each award or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant.

          (c) Each award or sale shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the Date of Grant, and any award or sale may provide for the earlier termination of such period in the event of a change in control of the Company or other similar transaction or event.

          (d) During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such shares, but the Committee may on or after the Date of Grant authorize the payment of dividend equivalents on such shares in cash or additional Common Shares on a current, deferred or contingent basis.

          (e) Each award or sale shall be evidenced by an agreement, which shall be executed on behalf of the Company by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Committee may determine consistent with this Plan.

     7. PERFORMANCE SHARES AND PERFORMANCE UNITS. The Committee may also authorize grants of Performance Shares and Performance Units, which shall become payable to the Participant upon the achievement of specified Management Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

          (a) Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

          (b) The Performance Period with respect to each Performance Share or Performance Unit shall be determined by the Committee on the Date of Grant, and may be subject to earlier termination in the event of a change in control of the Company or other similar transaction or event.

          (c) Each grant shall specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of the specified Management Objectives a minimum acceptable level of achievement below which no payment will be made and shall set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level, but falls short of full achievement of the specified Management Objectives.

          (d) Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, Common Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

          (e) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Date of Grant. Any grant of Performance Units may specify that the amount payable, or the number of Common Shares issued, with respect thereto may not exceed maximums specified by the Committee on the Date of Grant.

          (f) On or after the Date of Grant of Performance Shares, the Committee may provide for the payment to the Participant of dividend equivalents thereon in cash or additional Common Shares on a current, deferred or contingent basis.

          (g) Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Company by any officer thereof and delivered to and accepted by the Participant and shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan.

     8. MANAGEMENT OBJECTIVES. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

     9. TRANSFERABILITY.

          (a) Except as otherwise determined by the Committee, no Option Right or other award granted or awarded under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Committee, Option Rights shall be exercisable during a Participant's lifetime only by the Participant or, in the event of the Participant's legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision.

          (b) Any grant or award made under this Plan may provide that all or any part of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or upon the termination of the Deferral Period applicable to Deferred Shares, or under a grant of Performance Shares or Performance Units, or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in
     Section 5 of this Plan, shall be subject to further restrictions upon transfer.

     10. ADJUSTMENTS. The Committee may make or provide for such adjustments in the (a) number of Common Shares covered by outstanding Option Rights, Deferred Shares and Performance Shares granted or awarded hereunder, (b) prices per share applicable to such Option Rights, and (c) kind of shares covered thereby, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation of the Company or other distribution of assets, issuance of rights or warrants to purchase securities of the Company, or (z) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding grants or awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Moreover, the Committee may on or after the Date of Grant provide in the agreement evidencing any grant or award under this Plan that the holder of the grant or award may elect to receive an equivalent grant or award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent grant or award. The Committee may also make or provide for such adjustments in the number of shares specified in Section 3 of this Plan as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this
Section 10. This Section 10 shall not be construed to permit the re-pricing of any Option Right in the absence of any of the circumstances described above in contravention of Section 17(b) of this Plan.

     11. FRACTIONAL SHARES. The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

     12. WITHHOLDING TAXES. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit. The Company and any Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

     13. PARTICIPATION BY EMPLOYEES OF A LESS-THAN-80-PERCENT SUBSIDIARY. As a condition to the effectiveness of any grant or award to be made hereunder to a Participant who is an employee of a Less-Than-80-Percent Subsidiary, regardless whether such Participant is also employed by the Company or another Subsidiary, the Committee may require the Less-Than-80-Percent Subsidiary to agree to transfer to the Participant (as, if and when provided for under this Plan and any applicable agreement entered into between the Participant and the Less-Than-80-Percent Subsidiary pursuant to this Plan) the Common Shares that would otherwise be delivered by the Company upon receipt by the Less-Than-80-Percent Subsidiary of any consideration then otherwise payable by the Participant to the Company. Any such award may be evidenced by an agreement between the Participant and the Less-Than-80-Percent Subsidiary, in lieu of the Company, on terms consistent with this Plan and approved by the Committee and the Less-Than-80-Percent Subsidiary. All Common Shares so delivered by or to a Less-Than-80-Percent Subsidiary will be treated as if they had been delivered by or to the Company for purposes of Section 3 of this Plan, and all references to the Company in this Plan shall be deemed to refer to the Less-Than-80-Percent Subsidiary except with respect to the definitions of the Board and the Committee and in other cases where the context otherwise requires.

     14. CERTAIN TERMINATIONS OF EMPLOYMENT, HARDSHIP AND APPROVED LEAVES OF ABSENCE. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Company, leave of absence to enter public service with the consent of the Company or other leave of absence approved by the Company, or in the event of hardship or other special circumstances, of a Participant who holds an Option Right that is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, or any Common Shares that are subject to any transfer restriction pursuant to
Section 9(b) of this Plan, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including without limitation waiving or modifying any limitation or requirement with respect to any award under this Plan.

     15. FOREIGN EMPLOYEES. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals, or who are employed by the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

     16. ADMINISTRATION OF THE PLAN.

          (a) This Plan shall be administered by a committee of the Board (or a subcommittee thereof) composed of not less than three members of the Board, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee.

          (b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant or award of Option Rights, Restricted Shares, Deferred Shares, Performance Shares or Performance Units, and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable for any such action taken or determination made in good faith.

     17. AMENDMENTS AND OTHER MATTERS.

          (a) This Plan may be amended from time to time by the Committee; provided, however, that any amendment that must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the principal national securities exchange upon which the Common Shares are traded or quoted shall not be effective unless and until such approval has been obtained in compliance with such applicable law or rules. Presentation of this Plan or any amendment hereof for shareholder approval shall not be construed to limit the Company's authority to offer similar or dissimilar benefits through plans that are not subject to shareholder approval.

          (b) The Committee shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right shall be cancelled and replaced with awards having a lower Option Price without further approval of the shareholders of the Company. This Section 17(b) is intended to prohibit the repricing of "underwater" Option Rights and shall not be construed to prohibit the adjustments provided for in Section 10 of this Plan.

          (c) The Committee may require Participants, or may permit Participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee may also provide that deferred settlements include the payment or crediting of interest on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in Common Shares.

          (d) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant's employment or other service at any time.

          (e) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option Right; provided, however, that such provision shall remain in effect with respect to other Option Rights, and there shall be no further effect on any provision of this Plan.

          (f) The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or compensation otherwise payable by the Company or a Subsidiary to the Participant.

                              CLEVELAND-CLIFFS INC

                                   NOTICE OF
                                 ANNUAL MEETING
                                OF SHAREHOLDERS
                                 TO BE HELD ON
                                  MAY 13, 1997
                                      AND
                                PROXY STATEMENT

                                  CLEVELAND-CLIFFS INC

                18TH FLOOR DIAMOND BUILDING - CLEVELAND, OHIO 44114-2589

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
 PROXY
             The undersigned hereby appoints J. D. Ireland III, E. B. Jones,
 COMMON      J. H. Wade and A. W. Whitehouse, as Proxies, each with the
 SHARES      power to appoint his substitute, and hereby authorizes them to represent and to vote all of Cleveland-Cliffs Inc Common Shares held of record by the undersigned on March 17, 1997, at the Annual Meeting of Shareholders to be held on May 13, 1997, or at any adjournment or adjournments thereof, as follows:

                    Election of Directors, Nominees:

                    R. C. Cambre, R. S. Colman, J. D. Ireland III,
                    G. F. Joklik, L. L. Kanuk, F. R. McAllister, J. C. Morley,
                    M. T. Moore, S. B. Oresman, A. Schwartz, A. W. Whitehouse.

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 INCLUSIVE. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                     (TO BE SIGNED AND DATED ON OTHER SIDE)

                                                              ------------
                                                               SEE REVERSE
                                                                   SIDE
                                                              ------------

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

       X    PLEASE MARK YOUR                                                                              0696
            VOTES AS IN THIS
            EXAMPLE.


                       FOR      WITHHELD                                           FOR      AGAINST     ABSTAIN
1. Election of       /   /       /   /                 2. Approval of the         /   /      /   /       /   /
   Directors                                              Cleveland-Cliffs Inc
  (see reverse)                                           1992 Incentive
                                                          Equity Plan (as
  For, except vote withheld from the following            Amended and Restated
  nominee(s):                                             as of May 13, 1997)


  ----------------------------------


                                FOR       AGAINST     ABSTAIN
3.  Ratification of the       /   /       /   /       /   /
    appointment of
    Ernst &  Young
    LLP as independent
    public accountants

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


                                               NOTE: PLEASE SIGN EXACTLY AS
                                               NAME APPEARS HEREON. When
                                               signing as attorney, executor,
                                               administrator, trustee or
                                               guardian, please give full
                                               title as such and if signing
                                               for a corporation, please give
                                               your title. When shares are in
                                               the names of more than one
                                               person, each should sign.

                                               -------------------------------

                                               -------------------------------
                                                SIGNATURE(S)    DATE

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE









                                   IMPORTANT
              PLEASE COMPLETE AND RETURN YOUR PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE